UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2011 (October 27, 2011)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment on Form 8-K/A (“Amendment”) amends the Form 8-K filed by the Registrant on October 31, 2011 (“Original 8-K”). The purpose of this Amendment is to correct the spelling of one of the director-nominees, Hernan Martinez.  Except as set forth above, the Original 8-K is not amended, updated, or otherwise modified.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On October 27, 2011, the registrant held an annual meeting of stockholders for two purposes.

The first purpose of the annual meeting was to elect five directors to serve until the 2012 annual meeting of stockholders.  Each of the five director-nominees was elected by casting of the following votes:

Name of Nominee	FOR	WITHHELD
Dean Marks	20,240,208	2,800
Miguel de Anquin	20,240,208	2,800
Robert Medearis	20,240,308	2,700
Tommy Ross	20,240,308	2,700
Hernan Martinez	20,240,808	2,200

The second purpose of the annual meeting was to ratify the appointment of Macias Gini & O’Connell, LLP (“MGO”) as our independent registered public accounting firm for the 2011 fiscal year.  The appointment of MGO was ratified by casting of the following votes:

FOR	AGAINST	ABSTENTION
20,839,772	2,006	17,663

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: November 1, 2011	By:	/s/ Frank J. Sansone
Frank J. Sansone Chief Financial Officer